Filed Pursuant to Rule 424(b)(5)

Registration No. 333-202388

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common Stock, $0.01 par value	5,980,000	$29.09	$173,958,200	$17,518

(1)	Includes 780,000 shares of common stock which may be issued on exercise of a 30-day option granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based on the average of the high and low sale prices reported on the New York Stock Exchange for shares of the registrant on March 31, 2016.
(3)	Calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on February 27, 2015 (File No. 333-202388) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. This paragraph shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 27, 2015)

5,200,000 shares

Class A Common Stock

Healthcare Trust of America, Inc. is offering for sale 5,200,000 shares of its Class A common stock (the “Class A Shares”).

Our Class A Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “HTA.” On April 5, 2016, the last reported sales price of our Class A Shares on the NYSE was $29.52 per share.

We are a Maryland corporation and have elected to be treated as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. In order to help maintain our qualification as a REIT, among other purposes, our charter, subject to certain exceptions, limits ownership and transfer of our Class A Shares to not more than 9.8% in value of our outstanding capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock by any person.

Investing in our Class A Shares involves a high degree of risk. Before investing in our Class A Shares, you should read and carefully consider the “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase the Class A Shares from us at a price of $28.75 per share, which will result in approximately $149.5 million of proceeds to us, before expenses. The underwriters may offer the Class A Shares in transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting (Conflicts of Interest).”

We have granted the underwriters a 30-day option to purchase up to 780,000 Class A Shares at a price of $28.75. If the underwriters exercise the option in full, the total proceeds, before expenses, to us will be $171.9 million.

We expect delivery of the Class A Shares will be made on or about April 11, 2016.

Joint Book-Running Managers

Wells Fargo Securities	J.P. Morgan

The date of this prospectus supplement is April 5, 2016.

PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which contains the terms of this offering of Class A Shares and other information. The second part is the accompanying prospectus dated February 27, 2015, which is part of our Registration Statement on Form S-3 (No. 333-202388) and contains more general information, some of which does not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement.

No person is authorized to give any information or to make any representation that is different from, or in addition to, those contained or incorporated by reference into this prospectus supplement, the accompanying

i

prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference into this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A Shares in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or an invitation on our behalf or the underwriters or any of them, to subscribe for or purchase any of the Class A Shares, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting (Conflicts of Interest).”

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and any documents we incorporate by reference herein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus supplement or such document incorporated by reference herein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus supplement or any documents we incorporate by reference herein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus supplement and any documents we incorporate by reference herein, provide examples of certain risks, uncertainties and events that could cause actual events or results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our existing credit facilities;

•	changes in our credit ratings;

•	our ability to remain qualified as a REIT;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	delays in liquidating defaulted mortgage loan investments; and

•	the factors included in this prospectus supplement and any documents we incorporate by reference herein, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, you are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A Shares. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before deciding whether to invest in our Class A Shares.

Unless otherwise stated, or the context otherwise requires, references in this prospectus supplement to “HTA,” “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Trust of America, Inc., a Maryland corporation, and its subsidiaries.

Our Company

We are a fully integrated, self-administered and internally managed REIT, primarily focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on or aligned with campuses of nationally or regionally recognized healthcare systems. We conduct substantially all of our operations through Healthcare Trust of America Holdings, LP, our direct subsidiary (the “Partnership”). As of December 31, 2015, we owned a 98.5% interest in the Partnership. We are one of the largest public REITs focused on medical office buildings in the United States based on gross leasable area and have strong industry relationships, a stable and diversified tenant mix and an extensive and active acquisition network. Since our formation in 2006, we have built a portfolio of properties that as of December 31, 2015 totaled approximately $3.6 billion based on purchase price and was comprised of approximately 15.5 million square feet of gross leasable area located in 28 states.

Property Acquisitions in 2016

During the first quarter of 2016, we completed investments of $163 million (95% leased and approximately 792,000 square feet of gross leasable area) located in our key markets of Charleston and Houston, in addition to a new market of New Haven, Connecticut. These investments included the following:

•	Yale One Long Wharf MOB (New Haven, CT). This 287,000 square foot medical office building (“MOB”) is 99% occupied and is located in New Haven, Connecticut. The MOB is located approximately one mile from Yale University and Yale University Health System’s main campus and includes a mix of health system, university, and independent physician tenants. This investment creates a new relationship with one of the nation’s top universities and grows HTA’s presence in the New England area. HTA acquired this property in January 2016 for approximately $74 million.

•	Texas MOB Portfolio (primarily Houston and El Paso, TX). This seven building MOB portfolio was acquired in February 2016 for approximately $83 million and consists of over 483,000 square feet of gross leasable area located on-campus with Tenet Healthcare hospitals in Houston and El Paso. Approximately 81% of the investment is in the Houston market, primarily consisting of a 251,000 square foot building located in the north end of the Texas Medical Center and attached to the Park Plaza hospital. The portfolio was approximately 86% occupied at closing. This acquisition increases HTA’s total investment in the Texas Medical Center to over 425,000 square feet and creates operating synergies for HTA’s property management and leasing platform.

•	Charleston MOB (Charleston, SC). HTA also completed the acquisition of a 22,000 square foot MOB located in Charleston, SC for approximately $6 million. This building is 100% occupied and is adjacent to a local health system as well as an existing HTA MOB.

Pending Acquisitions

In addition to the completed acquisitions above, we have entered into definitive agreements to acquire MOBs with aggregate purchase prices of approximately $210 million. These MOBs total approximately 668,000 square feet of gross leasable area and are located within our key market areas in New England and the Midwest. These properties are either on-campus or community core locations and are affiliated with leading health systems within their respective markets. The expected first year unlevered yield on these properties is between 6.0% and 6.5%, on average for the group. In general, these investments are expected to close in the second quarter of 2016. We also have several properties under executed letters of intent.

The pending acquisitions described in this prospectus supplement are subject to customary closing conditions. There can be no assurance that we will complete these transactions or acquire any of these properties.

Other Recent Developments

Quarterly Distribution

On February 18, 2016, we announced that our Board of Directors had declared a cash dividend for the quarter ending March 31, 2016 in the amount of $0.295 per share. This represents an annualized rate of $1.18 per share and an annualized yield of 4.4% based on our closing price as of February 17, 2016. The dividend will be paid on April 8, 2016 to stockholders of record on April 1, 2016. Purchasers in this offering will not be eligible to receive this dividend.

Sales of Class A Common Stock Under Our At-The-Market Equity Offering Program

During the quarter ended March 31, 2016, we issued approximately 3,400,000 shares of our Class A common stock under our at-the-market equity offering program at a weighted average issue price of $27.25 per share, with $206.8 million available for issuances as of March 31, 2016.

Corporate Information

Our principal executive offices are located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a web site at www.htareit.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Healthcare Trust of America, Inc.

Securities Offered	5,200,000 Class A Shares. We have also granted the underwriters an option to purchase up to 780,000 additional Class A Shares.

Class A Shares Outstanding After Completion of Offering	135,862,036 shares (136,642,036 shares if the underwriters exercise their option in full).

NYSE Symbol for our Class A Shares	HTA.

Use of Proceeds	We expect that the net proceeds of this offering will be approximately $149.2 million ($171.7 million if the underwriters exercise their option in full), after deducting estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, including, without limitation, working capital, funding a portion of our pending real estate acquisitions and repayment of debt. See “Use of Proceeds.”

Restrictions on Ownership and Transfer	Our charter, subject to certain exceptions, limits ownership and transfer of our Class A Shares to not more than 9.8% in value of our outstanding capital stock and 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock by any person. See “Description of Healthcare Trust of America, Inc. Capital Stock – Restrictions on Ownership and Transfer of Shares” in the accompanying prospectus.

Risk Factors	Before investing in our Class A Shares, you should read and consider carefully the “Risk Factors” beginning on page S-6 of this prospectus supplement, page 6 of the accompanying prospectus and those under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Unless we specifically state otherwise, the information in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional Class A Shares.

RISK FACTORS

Investing in our Class A Shares involves a high degree of risk. Before investing in our Class A Shares, you should read and consider carefully the matters described below, those in the accompanying prospectus beginning on page 6, and those under the caption “Risk Factors” under Item 1A of Part I of our and the Partnership’s most recent Annual Report on Form 10-K, which information is incorporated by reference in this prospectus supplement, and the additional risks and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. See “Where You Can Find More Information and Incorporation by Reference.”

The price of our Class A Shares has and may continue to fluctuate significantly, which may make it difficult for you to sell our Class A Shares when you want or at prices you find attractive.

The price of our Class A Shares on the NYSE constantly changes and has been subject to significant price fluctuations. We expect that the market price of our Class A Shares will continue to fluctuate significantly. Our stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors may include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry, although no assurance can be given that any research reports about us will be published;

•	future sales of substantial amounts of Class A Shares by our existing or future stockholders;

•	increases in market interest rates, which may lead purchasers of our stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of key personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

In addition, the stock market in general may experience extreme volatility that may be unrelated to the operating performance of a particular company. These broad market fluctuations may adversely affect the market price of our Class A Shares.

Future offerings of debt securities, which would be senior to our Class A Shares, or equity securities, which would dilute our existing stockholders and may be senior to our Class A Shares, may adversely affect the market price of our Class A Shares.

In the future, we may issue debt or equity securities, including medium term notes, senior or subordinated notes and classes of preferred or common stock. Debt securities or shares of preferred stock will generally be entitled to receive dividends, both current and in connection with any liquidation or sale, prior to the holders of our Class A Shares. Our board of directors may issue such securities without stockholder approval and under Maryland law may amend our charter to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. We are not required to offer any such additional debt or equity securities to existing common stockholders on a preemptive basis. Therefore, offerings of common stock or other equity securities may dilute the percentage ownership interest of our existing stockholders. To the extent we issue additional equity interests, our stockholders’ percentage ownership interest in us will be diluted. Depending upon the terms and pricing of any additional offerings and the value of our real properties and other real estate related assets, our stockholders may also experience dilution in both the book value and fair market value of their shares. As a result, future offerings of debt or equity securities, or the perception that such offerings may occur, may reduce the market price of our Class A Shares and/or the dividends that we pay with respect to our Class A Shares.

Our dividends to stockholders may change, which could adversely affect the market price of our Class A Shares.

All dividends on our Class A Shares will be at the sole discretion of our board of directors and will depend upon our actual and projected financial condition, results of operations, cash flows, liquidity and funds from operations, maintenance of our REIT qualification, applicable law and such other matters as our board of directors may deem relevant from time to time. We may not be able to make dividends in the future or may need to fund such dividends from external sources, as to which no assurances can be given. In addition, we may choose to retain operating cash flow for investment purposes, working capital reserves or other purposes, and these retained funds, although increasing the value of our underlying assets, may not correspondingly increase the market price of our Class A Shares. Our failure to meet the market’s expectations with regard to future cash dividends likely would adversely affect the market price of our Class A Shares.

Increases in market interest rates may result in a decrease in the value of our Class A Shares.

One of the factors that may influence the price of our Class A Shares will be the dividend distribution rate on our Class A Shares (as a percentage of the price of our Class A Shares) relative to market interest rates. If market interest rates rise, prospective purchasers of Class A Shares may expect a higher dividend distribution rate. Higher interest rates would not, however, result in more funds being available for dividends and, in fact, would likely increase our borrowing costs and might decrease our funds available for dividends. We therefore may not be able, or we may not choose, to provide a higher dividend distribution rate. As a result, prospective purchasers may decide to purchase other securities rather than our Class A Shares, which would reduce the demand for, and result in a decline in the market price of, our Class A Shares.

If securities analysts do not publish research or reports about our business or if they downgrade our Class A Shares or the healthcare-related real estate sector, the price of our Class A Shares could decline.

The trading market for our Class A Shares will rely in part upon the research and reports that industry or financial analysts publish about us or our business. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our stock or our industry, or the stock of any of our competitors, the price of our Class A Shares could decline. If one or more of these analysts ceases coverage of our Company, we could lose attention in the market, which in turn could cause the price of our Class A Shares to decline.

There can be no assurance that the acquisitions of the medical office buildings described in “Summary – Pending Acquisitions” that we expect to finance in part using a portion of the net proceeds from this offering will close and, if the acquisitions do not close as contemplated, you will be unable to evaluate the economic merits of any other investments that we may make using a portion of the net proceeds from this offering.

We have entered into definitive agreements to purchase the medical office buildings described in “Summary – Pending Acquisitions” that we expect to finance in part using a portion of the net proceeds from this offering. The definitive agreements are subject to customary closing conditions, and there can be no assurance that such pending acquisitions will close as contemplated or at all. If the pending acquisitions are not consummated, we will have broad discretion with respect to the use of the net proceeds of this offering and cannot assure you that they will be used for other acquisitions of the same type or on terms and in locations and with financial characteristics similar to those described in this Prospectus Supplement under “Summary – Pending Acquisitions.”

We face potential adverse consequences of bankruptcy or insolvency by our tenants.

We are exposed to the risk that our tenants could become bankrupt or insolvent. This risk would be magnified to the extent that a tenant leased multiple facilities from us. The bankruptcy and insolvency laws afford certain rights to a party that has filed for bankruptcy or reorganization. For example, a debtor-tenant may reject its lease with us in a bankruptcy proceeding. In such a case, our claim against the debtor-tenant for unpaid and future rents would be limited by the statutory cap of the U.S. Bankruptcy Code. This statutory cap might be substantially less than the remaining rent actually owed to us under the lease, and it is quite likely that any claim we might have against the tenant for unpaid rent would not be paid in full. In addition, a debtor-tenant may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If such a claim is successful, our rights and remedies as a lender, compared to our rights and remedies as a landlord, would generally be more limited.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $149.2 million ($171.7 million if the underwriters exercise their option in full), after deducting estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for general corporate purposes, including, without limitation, working capital, funding a portion of our pending real estate acquisitions and repayment of debt. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility. As a result, a portion of the net proceeds of this offering will be received by Wells Fargo Bank, N.A. and JP Morgan Chase Bank, N.A. and such other affiliates. See “Underwriting (Conflicts of Interest).”

As of December 31, 2015, we had $518.0 million outstanding under our $1,150.0 million senior unsecured revolving credit and term loan facility, comprised of $300.0 million outstanding under the $300.0 million term loan and $218.0 million outstanding under the $850.0 million revolving credit facility. Our unsecured revolving credit facility matures on January 31, 2020 and our unsecured term loan matures on January 31, 2019. The unsecured term loan includes a one-year extension at our option, subject to certain conditions. The borrowings under the senior unsecured revolving credit and term loan facility were used for working capital needs and general corporate purposes, including acquisitions and repayment of debt. Borrowings under the $300.0 million unsecured term loan accrue interest equal to adjusted LIBOR plus a margin ranging from 0.90% to 1.80% per annum based on our and the Partnership’s credit ratings. The margin associated with our borrowings as of December 31, 2015 was 1.15%. Borrowings under the $850.0 million unsecured revolving credit facility accrue interest equal to adjusted LIBOR plus a margin ranging from 0.875% to 1.55% per annum based on our and the Partnership’s credit ratings. We also pay a facility fee ranging from 0.125% to 0.3% per annum on the aggregate commitments under the unsecured revolving credit facility. As of December 31, 2015, the margin associated with our borrowings was 1.05% per annum and the facility fee was 0.20% per annum.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2015:

•	on an actual basis; and

•	on an as adjusted basis to effect to the issuance of the Class A shares offered hereby (assuming no exercise of the underwriters’ option) and the application of the estimated net proceeds thereof.

You should read the following information in conjunction with the information contained in “Use of Proceeds” and our and the Partnership’s audited consolidated financial statements and accompanying notes, included or incorporated by reference in this prospectus supplement.

	As of December 31, 2015
	Actual	As Adjusted
	(Unaudited) (Amounts in thousands)
Cash and cash equivalents	$13,070	$162,308 (1)

Debt:
Fixed rate mortgages	$298,030	$298,030
Variable rate mortgages	28,988	28,988
Senior unsecured revolving credit and term loan facility(1)
Term loan facility	300,000	300,000
Revolving credit facility	218,000	218,000
Senior unsecured term loan facility	155,000	155,000
3.375% Senior Notes due 2021	300,000	300,000
3.70% Senior Notes due 2023	300,000	300,000
Net deferred financing costs	(8,411)	(8,411)
Net discount	(911)	(911)

Total debt	1,590,696	1,590,696
Accounts payable and accrued liabilities	94,933	94,933
Derivative financial instruments — interest rate swaps	2,370	2,370
Security deposits, prepaid rent and other liabilities	46,295	46,295
Intangible liabilities, net	26,611	26,611
Redeemable noncontrolling interest of limited partners	4,437	4,437
Equity:
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized and 127,026,839 shares issued and outstanding; 132,226,839 shares issued and outstanding as adjusted	1,270	1,322
Additional paid-in capital	2,328,806	2,477,992
Cumulative dividends in excess of earnings	(950,652)	(950,652)

Total stockholders’ equity	1,379,424	1,528,662
Noncontrolling interest	27,534	27,534

Total equity	1,406,958	1,556,196

Total capitalization	$3,172,300	$3,321,538

(1)	Does not include any amount drawn or paid under the revolving credit facility after December 31, 2015.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain additional material U.S. federal income tax considerations with respect to the ownership of our Class A common stock. This summary supplements and should be read together with “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

Taxation of Our Company

As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations – Taxation of Our Company” and “Material U.S. Federal Income Tax Considerations – Investments in TRSs,” even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in certain circumstances. Among those circumstances, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a taxable REIT subsidiary (a “TRS”) that would be reduced under the Internal Revenue Code of 1986, as amended (the “Code”), in order to clearly reflect the income of the TRS or to the extent that such interest payments are in excess of a rate that is commercially reasonable. Pursuant to the Protecting Americans from Tax Hikes Act of 2015, which was signed into law on December 18, 2015 (the “Act”) and effective for taxable years beginning after December 31, 2015, we will also be subject to a 100% tax on certain income (net of certain deductions) imputed to a TRS as a result of redetermining or reallocating income among related or commonly controlled entities.

Qualification as a REIT

Income Tests

Gain from the Sale of Real Estate Assets. As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations – Qualification as a REIT – Income Tests,” we must satisfy two gross income requirements annually to maintain our qualification as a REIT. Qualifying income for purposes of the 95% gross income test described therein generally includes the items identified in the second bullet point under “Income Tests”; however, effective for taxable years beginning after December 31, 2015, gain from the sale of “real estate assets” also includes gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) even if not secured by real property or an interest in real property. However, for purposes of the 75% income test, gain from the sale of a debt instrument issued by a publicly offered REIT would not be treated as qualifying income to the extent such debt instrument would not be a real estate asset but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described below under “Asset Tests – Qualifying Assets.”

Investments in Certain Debt Instruments. As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations – Investments in Certain Debt Instruments,” interest income generally constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property or an interest in real property. Except as provided in the following sentence, if we receive interest income with respect to a mortgage loan that is secured by both real and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income requirement only to the extent that the interest is allocable to the real property. For taxable years beginning after December 31, 2015, in the case of mortgage loans secured by both real and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage is qualifying under the 75% asset requirement and the interest income from such loan qualifies for purposes of the 75% gross income requirement.

Hedging Transactions. The discussion in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations – Qualification as a REIT – Income Tests – Hedging transactions” is replaced in its entirety with the following:

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain).

Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedge described above with respect to certain indebtedness or property (the “Original Hedge”), and a portion of the hedged indebtedness is extinguished or property hedged is disposed of and in connection with such extinguishment or disposition we enter into one or more clearly identified hedging transactions that would, in general, hedge the Original Hedge (the “Counteracting Hedge”), income from the applicable Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge or the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests to the extent that the Counteracting Hedge hedges the Original Hedge.

To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and monitor our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Asset Tests

Qualifying Assets. As discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations – Qualification as a REIT – Asset Tests,” to maintain our qualification as a REIT, we also must satisfy several asset tests at the end of each quarter of each taxable year. Under the first test described in the prospectus, at least 75% of the value of our total assets must consist of the qualifying assets described in the prospectus. In addition to those items described in the prospectus, pursuant to the Act, effective for taxable years beginning after December 31, 2015, qualifying assets for purposes of the 75% asset test includes: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property” for purposes of the 75% gross income test and (ii) debt instruments issued by “publicly offered REITs.” However, the Act further provides an additional test, effective for taxable years beginning after December 31, 2015, under which not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets effective for taxable years beginning after December 31, 2015, as described above.

Securities of TRSs. In addition, the fourth test described in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations – Qualification as a REIT – Asset Tests,” that securities of TRSs cannot represent more than 25% of our total assets has been modified by the Act such that, for taxable years beginning after December 31, 2017, securities of TRSs cannot represent more than 20% of our total assets.

Annual Distribution Requirements

Preferential Dividends. The accompanying prospectus discusses our distribution requirements under the caption “Material U.S. Federal Income Tax Considerations – Qualification as a REIT – Annual Distribution Requirements.” The prohibition against “preferential dividends” described in that section is applicable for distributions in taxable years beginning on or before December 31, 2014. For all subsequent taxable years, so long as we continue to be a “publicly offered REIT,” the preferential dividend rule will not apply.

Taxation of U.S. Stockholders

Distributions. The accompanying prospectus discusses the taxation of U.S. stockholders on distributions with respect to “qualified dividend income” and “capital gain dividends” under the caption “Material U.S. Federal Income Tax Considerations – Taxation of U.S. Stockholders – Distributions.” In addition to the discussion contained therein, effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year that are treated as paid with respect to such year.

Taxation of Non-U.S. Stockholders

Distributions

FIRPTA Ownership Exemptions. The accompanying prospectus discusses the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) exemption with respect to non-U.S. stockholders that own no more than 5% of our Class A common stock during the specified period on distributions attributable to gain from sales or exchanges by us of “United States real property interests” under the caption “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Stockholders – Distributions.” This FIRPTA exemption limit on distributions on publicly-traded REIT stock has been increased from ownership of more than 5% of such stock to ownership of more than 10% of such stock for distributions on or after December 18, 2015. In addition, the accompanying prospectus notes that we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. This 10% withholding requirement was increased to 15% under the Act for distributions after February 16, 2016. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any relevant distribution, to the extent we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

Distributions to Qualified Shareholders. In addition, the discussion in the accompanying prospectus is further supplemented by inserting the paragraphs below at the end of the subsection with the heading “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Stockholders – Distributions.”

Distributions to Qualified Shareholders. Subject to the exception discussed below, for purposes of any distribution on or after December 18, 2015 to a “qualified shareholder” who holds REIT stock directly (or indirectly through one or more partnerships), such REIT stock will not be treated as a “United States real property interest” and, thus, such distribution should not be subject to special rules under FIRPTA. However, a “qualified shareholder” with one or more “applicable investors” (i.e., persons other than “qualified shareholders” who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold (or are deemed to hold under attribution rules) more than 10% of the stock of such REIT (whether or not by reason of the investor’s ownership in the “qualified shareholder”)), as well as such applicable investors, may be subject to FIRPTA rules.

A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty with the United States which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units that is regularly traded on the NYSE or NASDAQ markets representing greater than 50% of the value of all the partnership units, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding with respect to ordinary dividends paid by a REIT under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a “United States real property holding corporation” during a specified period if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of Section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.

Qualified Foreign Pension Funds. With respect to any distribution after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly (or indirectly through one or more partnerships), such distribution will not be subject to special rules under FIRPTA.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (A) contributions to such trust, corporation, organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (B) taxation of any investment income of such trust, corporation, organization or arrangement is deferred or such income is taxed at a reduced rate.

The provisions of the Act relating to qualified shareholders, applicable investors, and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of the Act on them.

Dispositions

In addition, the discussion in the accompanying prospectus is further supplemented by inserting the paragraphs below at the end of the subsection with the heading “Material U.S. Federal Income Tax Considerations – Taxation of Non-U.S. Stockholders – Dispositions.”

Qualified Shareholders and Qualified Pension Funds. After December 18, 2015, a sale of our Class A common stock by:

•	a “qualified shareholder” without one or more applicable investors or

•	a “qualified pension fund”

who holds such Class A common stock directly (or indirectly through one or more partnerships) will not be subject to U.S. federal income taxation under FIRPTA. A “qualified shareholder” with one or more applicable investors may be subject to such rules.

The provisions of the Act relating to qualified shareholders, applicable investors and qualified foreign pension funds are complex. Stockholders should consult their tax advisors with respect to the impact of the Act on them.

FATCA Withholding

The discussion in the accompanying prospectus supplement under “Material U.S. Federal Income Tax Considerations – FATCA Withholding” is replaced in its entirety with the following:

Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (commonly referred to as “FATCA”) generally impose a 30% withholding tax on U.S. source dividends and, beginning January 1, 2019, gross proceeds from the sale or other disposition of stock or property that is capable of producing U.S. source dividends paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code) unless such foreign financial institution agrees, pursuant to an agreement with the U.S. Treasury Department or otherwise, to collect and disclose certain information regarding its direct and indirect U.S. owners (which, for this purpose, can include certain debt and equity holders of such foreign financial institution as well as the direct and indirect owners of financial accounts maintained by such institution) and satisfies certain other requirements, and (ii) certain other non-U.S. entities unless such entities provide the payor with information regarding certain direct and indirect U.S. owners of the entity, or certify that they have no such U.S. owners, and comply with certain other requirements. Withholding under FATCA is imposed on payments to foreign financial institutions and other applicable payees whether they receive such payments in the capacity of an intermediary or for their own account. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that payments in respect of our Class A common stock will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding our Class A common stock through financial institutions in) those countries. Each non-U.S. stockholder and any U.S. stockholder holding our Class A common stock through a foreign financial institution is urged to consult its tax advisor about the possible impact of these rules on their investment in our Class A common stock, and the entities through which they hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of this 30% withholding of tax under FATCA.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of Class A Shares listed in the following table opposite its name below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC	2,600,000
J.P. Morgan Securities LLC	2,600,000

Total	5,200,000

The underwriters have agreed to purchase the Class A Shares from us at a price of $28.75 per share, which will result in net proceeds to us of approximately $149.2 million after payment of our expenses related to this offering.

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters propose to offer the Class A Shares offered hereby from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling the Class A Shares to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of Class A Shares for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.

Option to Purchase Additional Shares. We have granted the underwriters an option to purchase up to 780,000 additional Class A Shares at the price appearing on the cover page of this prospectus supplement. The underwriters may exercise this option at any time, in whole or in part, within 30 days of the date of this prospectus supplement.

We estimate that the expenses of the offering to be paid by us, not including the underwriting discounts and commissions, will be approximately $275,000.

Our Class A Shares are listed on the NYSE under the symbol “HTA.”

Lock-up Agreements. We, our directors and our executive officers have entered into lock-up agreements with the underwriters. Under these agreements, subject to exceptions, we, our directors and our executive officers may not, directly or indirectly, (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right or otherwise transfer or dispose of any Class A Shares or securities convertible into or exchangeable for Class A Shares, or file or cause to be filed any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement, arrangement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Class A Shares or securities convertible into or exchangeable for Class A Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Shares or such other securities, in cash or otherwise, without the prior written consent of the underwriters, for a period of 60 days from the date of this prospectus supplement. This consent may be given at any time without public notice. Our executive officers shall have the right to collectively sell an aggregate of 35,000 shares beginning on the 46th day after the date of this prospectus supplement without any consent of the underwriters.

Indemnification. We will indemnify the underwriters against some liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

Online Offering. A prospectus supplement with the accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering. Other than the prospectus supplement with the accompanying prospectus in electronic format, the information on any such website, or accessible through any such website, is not part of the prospectus supplement or accompanying prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

Conflicts of Interest. Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, one of the underwriters participating in this offering, is the syndication agent and a lender under our senior unsecured revolving credit and term loan facility. Furthermore, Wells Fargo Bank, N.A. is the administrative agent and a lender under our senior unsecured term loan facility. In addition, JP Morgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, one of the underwriters participating in this offering, is the administrative agent and a lender under our senior unsecured revolving credit and term loan facility. In addition, certain of the other underwriters participating in this offering or their respective affiliates are lenders under our existing indebtedness. As a result, a portion of the net proceeds of this offering will be received by the underwriters or their affiliates.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively traded debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve Class A Shares and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such Class A Shares or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in our Class A Shares and instruments.

Sales Outside the United States. No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the Class A Shares, or the possession, circulation or distribution of this prospectus supplement or any other material relating to us or the Class A Shares in any jurisdiction where action for that purpose is required. Accordingly, the Class A Shares may not be offered or sold, directly or indirectly, and neither of this prospectus supplement nor any other offering material or advertisements in connection with the Class A Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Each of the underwriters may arrange to sell Class A Shares offered by this prospectus supplement in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. In that regard, Wells Fargo Securities, LLC may arrange to sell shares in certain jurisdictions through an affiliate, Wells Fargo Securities International Limited (“WFSIL”). WFSIL is a wholly-owned indirect subsidiary of Wells Fargo & Company and an affiliate of Wells Fargo Securities, LLC. WFSIL is a U.K. incorporated investment firm regulated by the Financial Conduct Authority. Wells Fargo Securities is the trade name for certain corporate and investment banking services of Wells Fargo & Company and its affiliates, including Wells Fargo Securities, LLC and WFSIL.

Notice to Prospective Investors in European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our Class A Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Class A Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

that no such offer of Class A Shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Class A Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer of any Class A Shares to be offered so as to enable an investor to decide to purchase any Class A Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom. Each underwriter shall be deemed to have represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Class A Shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland. This prospectus supplement and the accompanying prospectus as well as any other material relating to the Class A Shares that are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations. Our Class A Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to our Class A Shares, including, but not limited to, this prospectus supplement and the accompanying prospectus, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

Our Class A Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Class A Shares with the intention to distribute them to the public. The investors will be individually approached by us from time to time.

This prospectus supplement and the accompanying prospectus as well as any other material relating to the Class A Shares is personal and confidential and does not constitute an offer to any other person. This prospectus supplement and the accompanying prospectus may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in Canada. The Class A Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We and the Partnership are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. We and the Partnership file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants (including the Partnership and us) that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of this offering comprise the incorporated documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 22, 2016;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015;

•	our Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January 27, 2016, February 18, 2016 (but only with respect to Item 8.01) and April 5, 2016;

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•	all documents filed by us or the Partnership with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed in accordance with SEC rules).

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus supplement, except as expressly incorporated herein.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus supplement (or incorporated into the documents that this prospectus supplement incorporates by reference), excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement. Requests should be directed to Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP and Venable LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Vinson & Elkins LLP. O’Melveny & Myers LLP and Vinson & Elkins LLP may rely, as to certain matters of Maryland law, on the opinion of Venable LLP.

EXPERTS

The consolidated financial statements, and related financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and the effectiveness of Healthcare Trust of America, Inc. and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and related financial statement schedules, incorporated in this prospectus supplement by reference from Healthcare Trust of America Holdings, LP.’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

HEALTHCARE TRUST OF AMERICA, INC.

Class A Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Units

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

Debt Securities

Guarantees of Debt Securities of Healthcare Trust of America Holdings, LP by Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. may offer and sell, from time to time, in one or more offerings, Class A common stock, preferred stock, debt securities, warrants, rights, and units consisting of two or more of these classes or series of securities.

Healthcare Trust of America Holdings, LP may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Healthcare Trust of America Holdings, LP may be fully and unconditionally guaranteed by Healthcare Trust of America, Inc., as described in this prospectus or a prospectus supplement.

The securities described in this prospectus may be sold in one or more offerings in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered and sold by us to or through one or more underwriters, broker-dealers or agents, or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement, including the information incorporated by reference, prior to investing in any of our securities.

Healthcare Trust of America, Inc.’s Class A common stock (the “Class A common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HTA.” On February 25, 2015, the last reported sale price of the Class A common stock on the NYSE was $27.22 per share. We do not expect any of the other securities offered hereby to be listed on any securities exchange or over-the-counter market unless otherwise described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 27, 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell Class A common stock, preferred stock, debt securities, warrants, rights, units or any combination of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement, on the other hand, you should rely on the information in the prospectus supplement.

You should read this prospectus, any prospectus supplement, any documents that we incorporate by reference in this prospectus and in any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before making an investment decision. You may rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you may not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, (a) the terms “Company,” “we,” “us,” “our” and similar terms refer to Healthcare Trust of America, Inc., a Maryland corporation, and its subsidiaries on a consolidated basis, (b) the term “HTA” refers only to Healthcare Trust of America, Inc., (c) the term “Partnership” refers to Healthcare Trust of America Holdings, LP, a Delaware limited partnership, and (d) the term “registrants” refers to Healthcare Trust of America, Inc. and Healthcare Trust of America Holdings, LP, collectively, in each case unless the context otherwise requires.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. This prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which we have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a website that contains reports, proxy and information statements and other information. The address of the SEC’s website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of securities under the registration statement of which this prospectus forms a part is terminated or completed comprise the incorporated documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 23, 2015;

•	HTA’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2014;

•	our Current Report on Form 8-K filed with the SEC on February 17, 2015 (but only with respect to Item 8.01);

•	the description of HTA’s Class A common stock contained in HTA’s Registration Statement on Form 8-A (File No. 001-35568) filed with the SEC on June 5, 2012; and

•	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of any offering of the securities made under this prospectus.

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus, except as expressly incorporated herein.

You can obtain a copy of any of the documents incorporated by reference into this prospectus or any accompanying prospectus supplement at no cost by writing to or telephoning us at the following address and telephone number: Healthcare Trust of America, Inc. at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone (480) 998-3478.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Such statements include, in particular, statements about our plans, strategies and prospects and estimates regarding future medical office building market performance. Such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by use of the terms such as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus, such prospectus supplement or such document incorporated by reference herein or therein, as applicable. We cannot guarantee the accuracy of any such forward-looking statements contained in this prospectus, any prospectus supplement or any documents we incorporate by reference herein or therein, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. The following factors, as well as any cautionary language in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, provide examples of certain risks, uncertainties and events that could cause actual results to differ materially from those presented in our forward-looking statements:

•	our ability to effectively deploy proceeds of offerings of securities;

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which our property investments are geographically concentrated;

•	retention of our senior management team;

•	financial stability and solvency of our tenants;

•	supply and demand for operating properties in the market areas in which we operate;

•	our ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts (“REITs”) and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in our credit facilities;

•	changes in our credit ratings;

•	changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs;

•	our ability to remain qualified as a REIT; and

•	the factors included in this prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein, including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our security holders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

ABOUT THE REGISTRANTS

The following highlights information about the registrants and our business contained elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a fully integrated, self-administered and internally managed REIT, primarily focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on the campuses of, or aligned with, nationally or regionally recognized healthcare systems. Since 2006, we have invested $3.3 billion to create a portfolio of medical office buildings and other healthcare assets totaling approximately 14.8 million square feet of gross leasable area (“GLA”) throughout the U.S. The leased rate for our portfolio was 92.0% (includes leases which have been executed, but which have not yet commenced) and the occupancy rate was 91.4% as of December 31, 2014. Approximately 96% of our portfolio, based on GLA, is located on the campuses of, or aligned with, nationally or regionally recognized healthcare systems. Our portfolio is diversified geographically across 28 states, with no state having more than 13% of the total GLA as of December 31, 2014. We are concentrated in locations that we have determined to be strategic based on demographic trends and projected demand for medical office buildings, and we expect to continue to invest in these markets. We have concentrations in the following key markets: Albany, Atlanta, Boston, Charleston, Dallas, Denver, Greenville, Houston, Indianapolis, Miami, Orlando, Phoenix, Pittsburgh, Raleigh, Tampa and White Plains.

Our principal executive office is located at 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254 and our telephone number is (480) 998-3478. We maintain a website at www.htareit.com, at which there is additional information about us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document that we file with or furnish to the SEC.

Healthcare Trust of America Holdings, LP

Healthcare Trust of America Holdings, LP is a direct subsidiary of HTA and a limited partnership organized under the laws of the State of Delaware. We conduct substantially all of HTA’s operations through the Partnership.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should read and carefully consider the risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K, which information is incorporated by reference in this prospectus, and the additional risks and other information in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading price of our securities. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects and the trading price of our securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth HTA’s ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America, Inc.
	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	1.77	1.45	(1)	1.13	(1)

(1)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012 and 2010. The total fixed charges for those years were $46.7 million and $36.3 million, respectively, and the total earnings were $22.3 million and $28.4 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings for those years, were $24.4 million and $7.9 million, respectively.

There was no preferred stock of HTA outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

The following table sets forth the Partnership’s ratio of earnings to fixed charges for each of the periods shown:

	Healthcare Trust of America Holdings, LP
	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	1.78	1.46	(1)	1.13	(1)

(1)	The ratio of earnings to fixed charges was less than one-to-one for the years ended December 31, 2012 and 2010. The total fixed charges for those years were $46.7 million and $36.3 million, respectively, and the total earnings were $22.3 million and $28.4 million, respectively. The deficiency amounts, or the amounts of fixed charges in excess of earnings for those years, were $24.4 million and $7.9 million, respectively.

There was no preferred stock of the Partnership outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of any of our securities under this prospectus for general corporate purposes, including, but not limited to, working capital, investment in real estate and repayment of debt. Further details relating to the use of the net proceeds from the sale of securities under this prospectus will be set forth in the applicable prospectus supplement. Pending such uses, we anticipate that we will invest the net proceeds in interest-bearing securities in a manner consistent with maintaining our qualification as a REIT.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of HTA’s Fifth Articles of Amendment and Restatement, as amended (the “Charter”), HTA’s Second Amended and Restated Bylaws (the “Bylaws”) and all applicable provisions of Maryland law. The Charter and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The particular terms of any offering of our securities will be described in a prospectus supplement relating to such offering.

General

Under the Charter, HTA has authority to issue a total of 1,200,000,000 shares of capital stock. Of the total shares authorized, 1,000,000,000 shares are classified as common stock with a par value of $0.01 per share, all of which were classified as Class A common stock, and 200,000,000 shares are classified as preferred stock with a par value of $0.01 per share. As of February 25, 2015, approximately 125,170,080 shares of Class A common stock were issued and outstanding (as adjusted to reflect a 1-for-2 reverse stock split of Class A common stock that occurred on December 15, 2014) and no shares of preferred stock were issued and outstanding. In addition, the board of directors of HTA (the “board of directors”) may amend the Charter from time to time, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that HTA has authority to issue. Under Maryland law, HTA’s stockholders are not personally liable for HTA’s debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of HTA’s common stock (the “common stock”) have equal rights as to earnings, assets, dividends and voting. Subject to the Charter restrictions on the transfer and ownership of HTA’s stock and the preferential rights of holders of any other class or series of HTA’s stock, distributions may be made to the holders of the common stock if, as and when authorized by the board of directors out of funds legally available therefor. Shares of the common stock generally have no preemptive, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in the Charter. Shares of the common stock have no appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of HTA’s liquidation, dissolution or winding up, each share of the common stock would be entitled to share ratably in all of HTA’s assets that are legally available for distribution after payment of or adequate provision for all of HTA’s known debts and other liabilities and subject to any preferential rights of holders of HTA’s preferred stock (the “preferred stock”), if any preferred stock is outstanding at such time, and the Charter restrictions on the transfer and ownership of HTA’s stock. Subject to the Charter restrictions on the transfer and ownership of HTA’s stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of the common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of the common stock will possess exclusive voting power. Except as required under Maryland law, holders of all classes of the common stock will vote together as a single class.

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is advised by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the affirmative vote of a majority of all the votes entitled to be cast with respect to such matter. In addition, all other matters to be voted on by stockholders, other than a contested election of directors (in which case directors shall be elected by the vote of a plurality of the votes cast by the stockholders entitled to vote on the election of directors present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present), must be approved by a majority of the votes cast by stockholders, voting together as a single class, at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of HTA’s directors.

Power to Reclassify Unissued Shares of Stock

The Charter authorizes the board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock, so long as the aggregate number of all shares of all classes of stock that the board of directors has authority to issue does not exceed the total number of authorized common and preferred stock as provided in the Charter. Prior to the issuance of shares of each class or series, the board of directors is required by Maryland law and by the Charter to set, subject to the Charter restrictions on transfer and ownership of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for HTA’s shares of common stock or otherwise be in the best interest of HTA’s stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of the board of directors to amend the Charter from time to time to increase or decrease the number of authorized shares of stock or the number of authorized shares of stock of any class or series, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by HTA’s stockholders, unless such action is required by applicable law or the rules of any stock exchange or market system on which HTA’s securities may be listed or traded. Therefore, the board of directors could authorize HTA to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for HTA’s shares of common stock or otherwise be in the best interest HTA’s stockholders.

Preferred Stock

The Charter authorizes the board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval, and to establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of each class or series of preferred stock so issued. Because the board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers and rights senior to the rights of holders of common stock. If HTA ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a liquidation preference in the event HTA liquidates, dissolves or winds up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of HTA’s securities, or the removal of incumbent management. The board of directors has no present plans to issue any preferred stock, but may do so at any time in the future without stockholder approval.

Restrictions on Ownership and Transfer of Shares

In order for us to continue to qualify as a REIT, not more than 50% of HTA’s outstanding shares may be owned by any five or fewer individuals during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. See “Material U.S. Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). However, we cannot assure you that this prohibition will be effective.

The Charter contains a limitation on ownership that prohibits any individual, entity or group from directly or indirectly acquiring beneficial ownership of more than 9.8% of the value of HTA’s then outstanding capital stock (which includes common stock and any preferred stock HTA may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of HTA’s then outstanding common stock.

Any attempted transfer of HTA’s stock which, if effective, would result in HTA’s stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of HTA’s stock which, if effective, would result in violation of the ownership limits discussed above or in HTA being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Shares-in-trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the shares-in-trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee will vote all shares-in-trust during the period they are held in trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

The trustee of the trust will be empowered to sell the shares-in-trust to a qualified person selected by the trustee and to distribute to the applicable prohibited owner an amount equal to the lesser of (1) the sales proceeds received by the trust for such shares-in-trust or (2) (A) if the prohibited owner was a transferee for value, the price paid by the prohibited owner for such shares-in-trust or (B) if the prohibited owner was not a transferee or was a transferee but did not give value for the shares-in-trust, the market price on the day of the event causing the shares to be held in trust. In addition, all shares-in-trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created such shares-in-trust (or, in the case of a devise or gift, the market price of such shares at the time of such devise or gift) and (2) the market price on the date we, or our designee, accepts such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions that have been paid to the prohibited owner and are owed by the prohibited owner to the trustee. Any amount received by the trustee in excess of the amount to be paid to the prohibited owner will be distributed to the beneficiary of the trust.

Any person who acquires shares in violation of the foregoing restrictions or who would have owned shares that resulted in a transfer to any such trust is required to give immediate written notice to us of such event. Any person who proposes or attempts such a transaction must give us at least 15 days prior written notice. Such person shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our qualification as a REIT.

The foregoing restrictions continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required for REIT qualification.

The board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from the limitation on ownership of more than 9.8% of the value of HTA’s then outstanding capital stock (which includes common stock and any preferred stock HTA may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of HTA’s then outstanding common stock. However, the board of directors may not exempt any person whose ownership of HTA’s outstanding stock would result in HTA being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the share trust.

Any stockholder of record who owns more than 5.0% (or such lower level as required by the Code and the regulations thereunder) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the name and address of such record owner, the number of shares beneficially owned by such stockholder, a description of the manner in which such shares are held and such information regarding the beneficial ownership of the shares as we may request in order to determine the effect, if any, of such actual or beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit.

Listing

The Class A common stock is listed on the NYSE under the symbol “HTA.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is DST Systems, Inc.

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities of Healthcare Trust of America, Inc. and the debt securities of Healthcare Trust of America Holdings, LP that we may offer under this prospectus. For purposes hereof, references to the issuer means Healthcare Trust of America, Inc. or Healthcare Trust of America Holdings, LP, as applicable. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The issuer will issue senior notes under a senior indenture among the issuer, the guarantor(s) named therein, if any, and one or more trustees. The issuer will issue subordinated notes under a subordinated indenture among the issuer, the guarantor(s) named therein, if any, and one or more trustees. We will file forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We also use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the issuer;

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not the issuer will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•	whether and under what circumstances, if any, the issuer will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether the issuer can redeem the debt securities if the issuer has to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	the issuer’s right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, the conditions upon which, and the price at which the issuer may, at its option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•	the date, if any, on which, and the price at which the issuer is obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	the guarantor(s), if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor(s), if any;

•	whether the indenture will restrict the ability of the issuer, the guarantor(s), if any, and/or their respective subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of capital stock;

•	redeem capital stock;

•	place restrictions on subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require the issuer to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which the issuer will issue the series of debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

If applicable, we will set forth in the corresponding prospectus supplements the terms on which a series of debt securities may be convertible into or exchangeable for securities of the issuer or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the issuer’s option. If applicable, we may include provisions pursuant to which the number of the issuer’s securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of the issuer’s merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures will permit the issuer upon satisfaction of certain conditions to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of the issuer’s assets. However, any successor of the issuer or acquirer of such assets must assume all of the issuer’s obligations under the indentures and the debt securities.

If the debt securities are convertible into other securities, the person with whom the issuer consolidates or merges or to whom the issuer sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Neither the Maryland General Corporation Law (the “MGCL”) nor HTA’s or the Partnership’s governing documents define the term “substantially all” as it relates to the sale of assets. Additionally, Maryland cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of the issuer’s assets has occurred, a holder of debt securities must review the financial and other information that we disclosed to the public. The Charter contains restrictions on ownership and transfers of HTA’s stock that are designed to preserve our status as a REIT and to otherwise address concerns about concentration of ownership of HTA’s stock, and, therefore, it may prevent or hinder a change of control. See “Description of Healthcare Trust of America, Inc. Capital Stock—Restrictions on Ownership and Transfer of Shares.”

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities:

•	if the issuer fails to pay any installment of interest when due and payable and our failure continues for 90 days;

•	if the issuer fails to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if the issuer fails to observe or perform any other covenant contained in the debt securities or the indentures and such failure continues for 90 days after the issuer receives notice from the debenture trustee or holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if the issuer fails to pay any indebtedness in an outstanding principal in excess of a particular monetary threshold at final maturity or upon acceleration after the expiration of any applicable grace period, and the indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded within 30 days after written notice; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to the issuer in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to the issuer, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive all default or events of default with respect to the series and its consequences, other than the non-payment of accelerated principal or interest that have become due solely because of such acceleration, unless the issuer has cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee indemnification reasonably satisfactory to it in its sole discretion. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	such direction shall not be in conflict with any rule of law or with the applicable indenture;

•	the debenture trustee may take any other action which is not inconsistent with such direction;

•	the debenture trustee may decline to take any action that would benefit some holders of the debt securities in the applicable indenture to the detriment of other holders of the debt securities or otherwise be unduly prejudicial to the holders of the debt securities not joining therein; and

•	the debenture trustee may decline to take any action that would involve the debenture trustee in personal liability.

The issuer will periodically deliver certificates of an officer with the debenture trustee certifying whether or not the officer has knowledge of default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of Indenture; Waiver

The issuer, any guarantor and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to evidence a successor to the issuer as obligor or to a guarantor as guarantor under the applicable indenture;

•	to add to the covenants of the issuer or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the issuer or the guarantor in the applicable indenture or in the debt securities;

•	to add events of default for the benefit of the holders of the debt securities;

•	to amend or supplement any provisions of the applicable indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding;

•	to secure the debt securities;

•	to provide for the acceptance of appointment of a successor debenture trustee or facilitate the administration of the trusts under the applicable indenture by more than one debenture trustee;

•	to provide for rights of holders of the debt securities if any consolidation, merger or sale of all or substantially all of property or assets of the issuer and a guarantor occurs;

•	to cure any ambiguity, defect or inconsistency in the applicable indenture; provided, that this action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	to provide for the issuance of additional debt securities in accordance with the limitations set forth in the applicable indenture;

•	to supplement any of the provisions of the applicable indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the debt securities; provided, that the action shall not adversely affect the interests of the holders of the debt securities in any material respect; or

•	to conform the text of the applicable indenture, any guarantee or the debt securities to any provision of the description thereof set forth in a prospectus supplement to the extent that such provision in a prospectus supplement was intended to be a verbatim recitation of a provision in the applicable indenture, any guarantee or the debt securities.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by the issuer and the debenture trustee with the written consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities; provided, however, that no modification or amendment may, without the consent of the holder of each debt series of debt securities affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the debt securities, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the debt securities, or adversely affect any right of repayment of the holder of the debt securities, change the place of payment, or the coin or currency, for payment of principal of or interest on any of series of debt securities or impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

•	reduce the percentage in principal amount of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and their consequences provided in the applicable indenture, or to reduce the requirements of quorum or change voting requirements set forth in the applicable indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the issuer or any guarantor in respect of the due and punctual payments of principal and interest; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the debt securities.

Discharge

The indentures provide that the issuer can elect to be discharged from its obligations with respect to one or more series of debt securities, except for certain obligations that shall survive, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	furnish to the debenture trustee periodically lists of names and addresses of the holders of debt securities; and

•	execute and deliver temporary debt securities.

In order to exercise its rights to be discharged, the issuer must deposit with the debenture trustee money, sufficient to pay all of the principal, premium, if any, and interest on the debt securities of the series on the dates payments are due, and deliver to the debenture trustee an officer’s certificate and an opinion of counsel.

Form, Exchange and Transfer

The issuer will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The indentures will provide that the issuer may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the issuer or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by the issuer for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, the issuer will not impose a service charge for any registration of transfer or exchange, but the issuer may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that the issuer initially designates for any debt securities. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If the issuer elects to redeem the debt securities of any series, it will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing (or electronic transmission) of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing or delivery; or

•	register the transfer or exchange of any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Guarantees

If the applicable prospectus supplement relating to a series of debt securities of the Partnership provides that such debt securities will have the benefit of a guarantee by HTA, then such debt securities will be fully and unconditionally guaranteed by HTA.

In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, the issuer will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

The issuer will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by the issuer, except that, unless we otherwise indicate in the applicable prospectus supplement, the issuer may make certain payments by check which the issuer will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, the issuer will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that the issuer initially designates for the debt securities of a particular series. The issuer will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money the issuer pays to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the issuer, and the holder of the debt security thereafter may look only to the issuer for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of the issuer’s other indebtedness to the extent described in a prospectus supplement. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. WARRANTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Healthcare Trust of America, Inc. warrants that we may offer under this prospectus, which consist of warrants to purchase the Class A common stock, preferred stock and/or debt securities of HTA in one or more series. Warrants may be offered independently or together with any other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

HTA will issue the warrants directly or under a warrant agreement which HTA will enter into with a warrant agent to be selected by HTA. Each series of warrants will be issued under a separate warrant agreement to be entered into between HTA and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of HTA in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell pursuant to this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplements the terms relating to a series of warrants.

If warrants for the purchase of debt securities of HTA are offered, the prospectus supplement will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the currencies in which the warrants are being offered;

•	the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

•	the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

•	the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

•	the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants begins and the date on which such right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which HTA may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by HTA; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of debt securities of HTA will be in registered form only.

If warrants for the purchase of Class A common stock or preferred stock of HTA are offered, the prospectus supplements will describe the following terms, to the extent applicable:

•	the offering price and the aggregate number of warrants offered;

•	the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

•	the designation and terms of any series of preferred stock with which the warrants are being offered and the number of warrants being offered with each share of Class A common stock or preferred stock;

•	the date on and after which the holder of the warrants can transfer them separately from the related Class A common stock or series of preferred stock;

•	the number of shares of Class A common stock or preferred stock that can be purchased if a holder exercises the warrant and the price at which such Class A common stock or preferred stock may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	the number of warrants outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the warrants;

•	the terms, if any, on which HTA may accelerate the date by which the warrants must be exercised;

•	whether the warrants are issued pursuant to a warrant agreement with a warrant agent or issued directly by HTA; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of Class A common stock or preferred stock of HTA will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Class A common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock of HTA, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “—Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities of HTA or number of shares of Class A common stock or preferred stock of HTA, as the case may be, at the exercise price described in the applicable prospectus supplements. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to HTA or to the warrant agent the payment required by the applicable prospectus supplements to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to HTA or to the warrant agent within five business days of receipt of payment of the exercise price.

If the holder complies with the procedures described above, the warrants will be considered to have been exercised when HTA or the warrant agent, as applicable, receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, HTA will, as soon as practicable, issue and deliver to such holder the debt securities, Class A common stock or preferred stock of HTA that such holder purchased upon exercise. If the holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

HTA may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure, correct or supplement a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplements state otherwise, the exercise price of, and the number of securities covered by, a Class A common stock warrant or preferred stock warrant will be adjusted proportionately if HTA subdivides or combines its Class A common stock or preferred stock, as applicable.

In addition, unless the prospectus supplements state otherwise, if HTA, without payment therefor:

•	issues capital stock or other securities convertible into or exchangeable for Class A common stock or preferred stock of HTA, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of HTA’s Class A common stock or preferred stock;

•	pays any cash to holders of HTA’s Class A common stock or preferred stock other than a cash dividend paid out of HTA’s current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issues any evidence of HTA’s indebtedness or rights to subscribe for or purchase HTA’s indebtedness to holders of HTA’s Class A common stock or preferred stock; or

•	issues Class A common stock or preferred stock or additional stock or other securities or property to holders of HTA’s Class A common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of Class A common stock warrants and preferred stock warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the Class A common stock or preferred stock, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a Class A common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of Class A common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the Class A common stock or preferred stock, as applicable;

•	certain share exchanges, mergers, or similar transactions involving HTA and which result in changes of the Class A common stock or preferred stock, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of HTA’s Class A common stock or preferred stock are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the Class A common stock warrants and preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF HEALTHCARE TRUST OF AMERICA, INC. RIGHTS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Healthcare Trust of America, Inc. rights that we may offer under this prospectus, which consist of rights to purchase Class A common stock, preferred stock and/or debt securities of HTA in one or more series. Rights may be offered independently or together with any other securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future rights we may offer pursuant to this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplements. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following, to the extent applicable:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the price, if any, per right;

•	the exercise price payable for each share of Class A common stock, share of preferred stock or debt security of HTA upon the exercise of the rights;

•	the number of rights issued or to be issued to each holder;

•	the number and terms of the shares of Class A common stock, shares of preferred stock or debt securities of HTA that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights will commence and will expire;

•	the number of rights outstanding, if any;

•	a discussion of any material U.S. federal income tax considerations applicable to the rights;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by HTA in connection with the offering of such rights.

The description in the applicable prospectus supplements of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and/or rights certificate, which will be filed with the SEC in connection therewith.

DESCRIPTION OF UNITS

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which consist of an interest in two or more classes of securities offered hereby. While the terms we have summarized below will generally apply to any future units we may offer pursuant to this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplements. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

The applicable prospectus supplements relating to any units that we offer will include specific terms of any offering of units for which this prospectus is being delivered, including the following, to the extent applicable:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	a discussion of any material U.S. federal income tax considerations applicable to the units; and

•	how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

The description in the applicable prospectus supplements of any units that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection therewith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE HEALTHCARE TRUST OF AMERICA, INC. CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of the Charter and Bylaws. While we believe that the following description covers the material aspects of these provisions, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire prospectus, the Charter and Bylaws and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of the Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part and the following summary, to the extent it relates to those documents, is qualified in its entirety by reference thereto. See “Where You Can Find Additional Information.”

Number of Directors; Vacancies

The Charter provides that the number of directors will be six, which number may be increased or decreased in accordance with the Bylaws, provided that the total number of directors will not be fewer than three, nor more than 15. The Bylaws provide that a majority of HTA’s entire board of directors may at any time increase or decrease the number of directors, provided that the total number of directors will not be fewer than the minimum number required by the MGCL or the Charter, nor more than 15. Currently there are seven directors serving on the board of directors.

The Charter and Bylaws provide that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Notwithstanding the foregoing, the Charter provides that independent directors will nominate replacements for vacancies among the independent directors’ positions.

Annual Elections

Each of HTA’s directors are elected by HTA’s stockholders to serve for a one-year term and until his or her successor is duly elected and qualifies. Directors in uncontested elections are elected by the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders at which a quorum is present, and directors in contested elections are elected by a plurality of all votes cast.

Removal of Directors

The Charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of directors.

Calling of Special Meetings of Stockholders

The Charter and Bylaws provide that special meetings of stockholders may be called by the board of directors, the independent directors, the chairman of the board of directors or HTA’s president or chief executive officer and shall be called by HTA’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting (subject to the stockholders’ compliance with certain procedures set forth in the Bylaws).

Action by Stockholders

According to the Bylaws, the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called at which a quorum is present shall be required to elect a director in uncontested elections, and a majority of the votes cast at a meeting of stockholders duly called at which a quorum is present shall be sufficient to approve any other matter which may properly come before a meeting, unless more than a majority of votes cast is required by the MGCL or the Charter. These provisions, combined with the requirements of the Bylaws regarding advance notice of nominations and other business to be considered at a meeting of stockholders discussed below and the calling of a stockholder-requested special meeting of stockholders discussed above, may have the effect of delaying consideration of a stockholder proposal. Stockholders may take action without a meeting only if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (i) pursuant to our notice of meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by the Bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) by or at the direction of the board of directors or (ii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in the Bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by the Bylaws.

The purpose of requiring stockholders to give HTA advance notice of nominations and other business is to afford the board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the board of directors, to inform stockholders and make recommendations about such nominees or business. Although the Bylaws do not give the board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to HTA and its stockholders.

Approval of Extraordinary Corporate Actions, Amendment of Charter

Under Maryland law, a Maryland corporation generally cannot amend its charter, consolidate or merge with, or convert to, another entity, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of at least two-thirds of the votes entitled to be cast with respect to such matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast with respect to such matter. As permitted by Maryland law, the Charter provides that any of these actions may be approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Amendment of Bylaws

The board of directors has the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new bylaws.

No Stockholder Rights Plan

HTA has no stockholder rights plan. In the future, HTA does not intend to adopt a stockholder rights plan unless HTA’s stockholders approve in advance the adoption of a plan or, if adopted by the board of directors, HTA submits the stockholder rights plan to HTA’s stockholders for a ratification vote within 12 months of adoption or the plan will terminate.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding stock of the corporation), or an affiliate of an interested stockholder, in either case after the date on which the corporation had 100 or more beneficial owners of stock, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

Any such business combination entered into after the five-year prohibition must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. The board of directors has adopted a resolution exempting any business combination between HTA and any other person or entity from the business combination provisions of the MGCL, provided that such business combination is first approved by the board of directors.

As a result, any person may be able to enter into business combinations with HTA that may not be in the best interests of our stockholders without compliance by HTA with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of HTA and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock of a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors: (i) a person who makes or proposes to make a control share acquisition, (ii) an officer of the corporation or (iii) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transactions or to acquisitions approved or exempted by the charter or bylaws of the corporation.

The Bylaws exempt any and all acquisitions of shares of HTA’s stock from the control share acquisition statute. According to the Bylaws, this exemption may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided in any successor bylaw, apply to any prior or subsequent share acquisition.

Certain Elective Provisions of Maryland Law

Title 3, Subtitle 8 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors who are not officers or employees of the corporation or affiliated with an acquiring person, to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any of (i) a classified board, (ii) a two-thirds vote requirement for removing a director, (iii) a requirement that the number of directors be fixed only by vote of the directors, (iv) a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, or (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders. Pursuant to Subtitle 8, HTA has elected that, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. Through provisions in the Charter and Bylaws unrelated to Subtitle 8, HTA vests in the board of directors the exclusive power to fix the number of directorships (provided that the number is not less than three) and requires, unless called by the board of directors, HTA’s independent directors, the chairman of the board of directors or HTA’s president or chief executive officer, the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter. However, as of the date hereof, HTA has six independent directors and a class of equity securities registered under the Exchange Act, so the board of directors could elect to provide for any of the remaining provisions.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of The Charter and Bylaws

The provisions of the MGCL, the Charter and the Bylaws described above could delay, defer or prevent a transaction or a change in control of HTA that might involve a premium price for holders of the common stock or otherwise be in the best interests of HTA’s stockholders. Likewise, if the board of directors were to opt in to the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Interested Director and Officer Transactions

Pursuant to the MGCL, a contract or other transaction between HTA and a director or between HTA and any other corporation or other entity in which any of HTA’s directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof, if:

•	the fact of the common directorship or interest is disclosed or known to the board of directors or a committee of the board of directors, and the board of directors or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

•	the fact of the common directorship or interest is disclosed or known to HTA’s stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote, excluding votes cast by the interested director or corporation or other entity; or

•	the transaction or contract is fair and reasonable to HTA.

Purchase and Lease of Assets. The Charter provides that HTA may purchase or lease assets from an officer or director or affiliate thereof upon a finding by a majority of directors, including a majority of independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to HTA and at a price no greater than the cost of the asset to such officer, director or affiliate thereof or, if the price to HTA is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price of any property to HTA exceed its current appraised value. In addition, the Charter provides that an officer, director or affiliate thereof may purchase or lease assets from HTA only in accordance with the requirements described in the preceding sentences.

Other Transactions. The Charter also provides that we will not engage in any other transaction with an officer, director or affiliate thereof unless a majority of directors, including a majority of independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to HTA and on terms and conditions not less favorable to HTA than those available from unaffiliated third parties. The Charter prohibits HTA from making loans to an officer, director or affiliate thereof except certain mortgages or loans to

HTA’s wholly owned subsidiaries. In addition, HTA’s officers and directors and any affiliates thereof may not make loans to HTA, or to joint ventures in which HTA is a co-venturer, unless approved by a majority of directors, including a majority of independent directors, not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to HTA than comparable loans between unaffiliated parties.

Related Party Transactions Policy. HTA’s related party transactions policy is included as part of HTA’s code of ethics. Under HTA’s code of ethics, all transactions involving directors, officers and employees involving a conflict of interest must be approved by a majority of the board of directors (including a majority of the disinterested independent directors) as fair and reasonable to HTA and on terms not less favorable to HTA than those available from third parties, even if less than a quorum. Where appropriate in the judgment of the disinterested directors, the board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although the board of directors will have no obligation to do so.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Charter and Bylaws provide that, to the maximum extent permitted by Maryland law in effect from time to time, HTA is obligated to indemnify any present or former director or officer or any individual who, while a director or officer of HTA and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the ultimate entitlement to indemnification.

The Charter and Bylaws also permit HTA to indemnify and advance expenses to any person who served a predecessor of HTA in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling HTA for liability arising under the Securities Act, HTA has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

HTA has entered into indemnification agreements with each of HTA’s directors and executive officers whereby HTA indemnifies such directors and executive officers against all expenses and liabilities, and agrees to pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by a director or executive officer to a court of appropriate jurisdiction, such court may order HTA to indemnify such director or executive officer.

REIT Qualification

The Charter provides that the board of directors may revoke or otherwise terminate HTA’s REIT election, without approval of HTA’s stockholders, if it determines that it is no longer in HTA’s best interests to continue to qualify as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary addresses U.S. federal income tax considerations related to our election to be subject to taxation as a REIT and the ownership and disposition of our Class A common stock that we anticipate being material to holders of our stock. This summary does not address the consequence of an investment in shares of the preferred stock, debt securities, warrants, rights or units. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. This summary does not address any foreign, state, or local tax consequences of holding our Class A common stock. The provisions of the Code concerning the U.S. federal income tax treatment of a REIT are highly technical and complex; the following discussion sets forth only certain aspects of those provisions. This summary is intended to provide you with general information only and is not intended as a substitute for careful tax planning.

This summary is based on provisions of the Code, applicable final and temporary Treasury Regulations, judicial decisions, and administrative rulings and practice, all in effect as of the date of this prospectus, and should not be construed as legal or tax advice. No assurance can be given that future legislative or administrative changes or judicial decisions will not affect the accuracy of the descriptions or conclusions contained in this summary. In addition, any such changes may be retroactive and apply to transactions entered into prior to the date of their enactment, promulgation or release. We do not expect to seek a ruling from the Internal Revenue Service (the “IRS”), regarding any of the U.S. federal income tax issues discussed in this prospectus, and no assurance can be given that the IRS will not challenge any of the positions we take and that such a challenge will not succeed. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment circumstances, or if you are a type of investor subject to special tax rules. Prospective purchasers of our securities are urged to consult their tax advisors prior to any investment in our securities concerning the potential U.S. federal, state, local, and foreign tax consequences of the investment with specific reference to their own tax situations.

Except as otherwise noted, references in this discussion of “Material U.S. Federal Income Tax Considerations” to “we,” “our,” “us” and “our Company” refer to Healthcare Trust of America, Inc.

Taxation of Our Company

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2007, and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes.

In the opinion of O’Melveny & Myers LLP, we qualified to be taxed as a REIT under the federal income tax laws for our taxable years ended December 31, 2007 through December 31, 2014, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2015 and thereafter. You should be aware that O’Melveny & Myers LLP’s opinion is based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS or any court, and speaks of the date issued. In addition, O’Melveny & Myers LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the future conduct of our business, all of which are described in the opinion. Moreover, our continued qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of our share ownership and the percentage of our earnings that we distribute. While O’Melveny & Myers LLP has reviewed those matters in connection with the foregoing opinion, O’Melveny & Myers LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Qualification as a REIT— Failure to Qualify.”

If we qualify as a REIT, we generally will be allowed to deduct dividends paid to our stockholders, and, as a result, we generally will not be subject to U.S. federal income tax on that portion of our ordinary income and net capital gain that we currently distribute to our stockholders. We intend to make distributions to our stockholders on a regular basis as necessary to avoid material U.S. federal income tax and to comply with the REIT requirements. See “—Qualification as a REIT—Annual Distribution Requirements” below.

Notwithstanding the foregoing, even if we qualify for taxation as a REIT, we nonetheless may be subject to U.S. federal income tax in certain circumstances, including the following:

•	We will be required to pay U.S. federal income tax on our undistributed REIT taxable income, including net capital gain;

•	We may be subject to the “alternative minimum tax”;

•	We may be subject to tax at the highest corporate rate on certain income from “foreclosure property” (generally, property acquired by reason of default on a lease or indebtedness held by us);

•	We will be subject to a 100% U.S. federal income tax on net income from “prohibited transactions” (generally, certain sales or other dispositions of property, sometimes referred to as “dealer property,” held primarily for sale to customers in the ordinary course of business, other than foreclosure property) unless the gain is realized in a “taxable REIT subsidiary” (“TRS”), or such property has been held by us for two years and certain other requirements are satisfied;

•	If we fail to satisfy the 75% gross income test or the 95% gross income test (discussed below), but nonetheless maintain our qualification as a REIT pursuant to certain relief provisions, we will be subject to a 100% U.S. federal income tax on the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which we fail the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability;

•	If we fail to satisfy any of the asset tests, other than the 5% or the 10% asset tests that qualify under the De Minimis Exception, and the failure qualifies under the General Exception, as described below under “—Qualification as a REIT—Asset Tests,” then we will have to pay an excise tax equal to the greater of (i) $50,000 and (ii) an amount determined by multiplying the net income generated during a specified period by the assets that caused the failure by the highest U.S. federal income tax applicable to corporations;

•	If we fail to satisfy any REIT requirements other than the income test or asset test requirements, described below under “—Qualification as a REIT—Income Tests” and “—Qualification as a REIT— Asset Tests,” respectively, and we qualify for a reasonable cause exception, then we will have to pay a penalty equal to $50,000 for each such failure;

•	We will be subject to a 4% excise tax if certain distribution requirements are not satisfied;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Recordkeeping Requirements;”

•	If we dispose of an asset acquired by us from a C corporation in a transaction in which we took the C corporation’s tax basis in the asset, we may be subject to tax at the highest regular corporate rate on the appreciation inherent in such asset as of the date of acquisition by us;

•	We will be required to pay a 100% tax on any re-determined rents, re-determined deductions, and excess interest. In general, re-determined rents are rents from real property that are overstated as a result of services furnished to any of our non-TRS tenants by any TRS in which we hold an interest. Re-determined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations; and

•	Income earned by any TRS in which we hold an interest or any other subsidiaries that are taxable as C corporations will be subject to tax at regular corporate rates.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Qualification as a REIT

In General

The REIT provisions of the Code apply to a domestic corporation, trust, or association that properly elects to be taxed as a REIT (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company, (v) that uses a calendar year for U.S. federal income tax purposes and complies with applicable recordkeeping requirements, and (vi) that meets the additional requirements discussed below. We have adopted December 31 as our year end, and thereby satisfy requirement (v) above.

Ownership Tests

In order to qualify as a REIT, commencing with our second REIT taxable year, (i) the beneficial ownership of our stock must be held by 100 or more persons during at least 335 days of a 12-month taxable year (or during a proportionate part of a taxable year of less than 12 months) for each of our taxable years and (ii) during the last half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by or for five or fewer individuals (the “5/50 Test”). Stock ownership for purposes of the 5/50 Test is determined by applying the constructive ownership provisions of Section 544(a) of the Code, subject to certain modifications. The term “individual” for purposes of the 5/50 Test includes a private foundation, a trust providing for the payment of supplemental unemployment compensation benefits, and a portion of a trust permanently set aside or to be used exclusively for charitable purposes. A “qualified trust” described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code generally is not treated as an individual; rather, stock held by it is treated as owned proportionately by its beneficiaries.

We believe that we have satisfied and will continue to satisfy the above ownership requirements. In addition, the Charter restricts ownership and transfers of our stock that would violate these requirements, although these restrictions may not be effective in all circumstances to prevent a violation. We will be deemed to have satisfied the 5/50 Test for a particular taxable year if we have complied with all the requirements for ascertaining the ownership of our outstanding stock in that taxable year and have no reason to know that we have violated the 5/50 Test.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements:

•

First, at least 75% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived, directly or indirectly, from investments relating to real property or mortgages on real property or from certain types of temporary investments (or any combination thereof). Qualifying income for purposes of this 75% gross income test generally includes: (a) rents from real property, (b) interest on obligations secured by mortgages on real property or on interests in real property, (c) dividends or other distributions on, and gain from the sale of, shares in other REITs, (d) gain from the sale of real estate assets (other than gain from prohibited transactions), (e) income and gain derived from foreclosure property, and (f) income from certain types of temporary investments; and

•	Second, in general, at least 95% of our gross income (excluding gross income from prohibited transactions, cancellation of indebtedness income, income from certain hedging transactions and certain foreign currency gains) for each taxable year must be derived from sources qualifying under the 75% gross income test and from other types of dividends and interest, gain from the sale or disposition of stock or securities that are not dealer property, or any combination of the above.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility” or a “qualified healthcare property,” as defined in the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” under the applicable tax rules. Accordingly, “impermissible services” that we provide to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) would give rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not intend to charge significant rent that is based in whole or in part on the income or profits of any person, derive significant rents from related party tenants, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, or derive impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualified rents could cause us to fail to qualify as a REIT.

Distributions that we receive from a TRS will be classified as dividend income to the extent of the earnings and profits of the TRS. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test unless attributable to investments of certain new capital during the one-year period beginning on the date of receipt of the new capital. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% gross income tests.

If we fail to satisfy one or both of the 75% or the 95% gross income tests, we may nevertheless qualify as a REIT for a particular year if we are entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect and we file a schedule describing each item of our gross income for such year(s) in accordance with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of Our Company,” even if these relief provisions were to apply, we would be subject to U.S. federal income tax based on the extent to which we fail to meet the 75% or 95% gross income tests.

Hedging transactions. We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent as may be provided by future Treasury Regulations, any income from a hedging transaction which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests, provided that the hedging transaction is entered into (i) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (ii) primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure and monitor our hedging transactions so that such transactions do not jeopardize our ability to qualify as a REIT.

Qualified temporary investment income. Income derived from certain types of temporary stock and debt investments made with the proceeds of an offering, not otherwise treated as qualifying income for the 75% gross income test, generally will nonetheless constitute qualifying income for purposes of the 75% gross income test for the year following such offering. More specifically, qualifying income for purposes of the 75% gross income test includes “qualified temporary investment income,” which generally means any income that is attributable to stock or a debt instrument, is attributable to the temporary investment of new equity capital and certain debt capital, and is received or accrued during the one-year period beginning on the date on which the REIT receives such new capital. After the one year period following this offering, income from investments of the proceeds of this offering will be qualifying income for purposes of the 75% income test only if derived from one of the other qualifying sources enumerated above.

Interest. For a discussion of interest income as it relates to the gross income tests, see “—Investments in Certain Debt Instruments” below.

Asset Tests

At the close of each quarter of each taxable year, we must also satisfy four tests relating to the nature of our assets. First, real estate assets, cash and cash items (including certain money market funds), and government securities must represent at least 75% of the value of our total assets. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments that are not included in the 75% asset class and that are not securities of any TRS in which we hold an interest, (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets and (ii) we may not own more than 10% by vote or by value of any one issuer’s outstanding securities. For purposes of the 10% value test, debt instruments issued by a partnership are not classified as “securities” to the extent of our interest as a partner in such partnership (based on our proportionate share of the partnership’s equity interests and certain debt securities) or if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test. For purposes of the 10% value test, the term “securities” also does not include debt securities issued by another REIT, certain “straight debt”

securities (for example, debt securities of a corporation of which we own no more than a de minimis amount of equity interest that are not convertible into stock of the corporation and as to which the amount and timing of payments is not subject to any contingencies), loans to individuals or estates, and accrued obligations to pay rent from real property. Fourth, securities of TRSs cannot represent more than 25% of our total assets. Although we intend to meet these asset tests, no assurance can be given that we will be able to do so. For purposes of these asset tests, we are treated as holding our proportionate share of our subsidiary partnerships’ assets. Also, for purposes of these asset tests, the term “real estate assets” includes any property that is not otherwise a real estate asset and that is attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument, and only for the one-year period beginning on the date the REIT receives such capital. “Real estate assets” include our investments in stocks of other REITs but do not include stock of any real estate company, or other company, that does not qualify as a REIT (unless eligible for the special rule for temporary investment of new capital).

We will monitor the status of our assets for purposes of the various asset tests and will endeavor to manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, other than our first calendar quarter as a REIT, we will not lose our qualification as a REIT if one of the following exceptions applies:

•	We satisfied the asset tests at the end of the preceding calendar quarter, and the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets; or

•	We eliminate any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Moreover, if we fail to satisfy the asset tests at the end of a calendar quarter during a taxable year, we will not lose our qualification as a REIT if one of the following additional exceptions applies:

•	De Minimis Exception: The failure is due to a violation of the 5% or 10% asset tests referenced above and is “de minimis” (meaning that the failure is one that arises from our ownership of assets the total value of which does not exceed the lesser of 1% of the total value of our assets at the end of the quarter in which the failure occurred and $10 million), and we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred; or

•	General Exception: All of the following requirements are satisfied: (i) the failure does not meet the de minimis exception described above, (ii) the failure is due to reasonable cause and not willful neglect, (iii) we file a schedule in accordance with Treasury Regulations providing a description of each asset that caused the failure, (iv) we either dispose of the assets that caused the failure or otherwise satisfy the asset tests within six months after the last day of the quarter in which our identification of the failure occurred, and (v) we pay an excise tax as described above in “—Taxation of Our Company.”

Annual Distribution Requirements

In order to qualify as a REIT, each taxable year we must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (A) the sum of (i) 90% of our REIT taxable income, determined without regard to the dividends paid deduction and by excluding any net capital gain, and (ii) 90% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. We generally must pay such distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Subject to certain requirements, we may satisfy our distribution requirement by paying a taxable stock dividend.

To the extent that we do not distribute all of our net capital gain and taxable income, we will be subject to U.S. federal, state and local tax on the undistributed amount at regular corporate income tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT taxable income (subject to certain adjustments) for such year, (ii) 95% of our capital gain net income for such year, and (iii) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends. Amounts paid as deficiency dividends are generally treated as taxable income for U.S. federal income tax purposes.

In order to satisfy the REIT distribution requirements, the dividends we pay must not be “preferential” within the meaning of the Code. A dividend determined to be preferential will not qualify for the dividends paid deduction. To avoid paying preferential dividends, we must treat every stockholder of a class of stock with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of stock other than according to its dividend rights as a class.

We may retain and pay income tax on net long-term capital gains we receive during the tax year. To the extent we so elect, (i) each stockholder must include in its income (as long-term capital gain) its proportionate share of our undistributed long-term capital gains, (ii) each stockholder is deemed to have paid, and receives a credit for, its proportionate share of the tax paid by us on the undistributed long-term capital gains, and (iii) each stockholder’s basis in its stock is increased by the included amount of the undistributed long-term capital gains less their share of the tax paid by us.

To qualify as a REIT, we may not have, at the end of any taxable year, any undistributed earnings and profits accumulated in any non-REIT taxable year. We believe that we have not had any non-REIT earnings and profits at the end of any taxable year and we intend to distribute any non-REIT earnings and profits that we accumulate before the end of any taxable year in which we accumulate such earnings and profits.

Failure to Qualify

If we fail to qualify as a REIT and such failure is not an asset test or income test failure subject to the cure provisions described above, or the result of preferential dividends as described above, we generally will be eligible for a relief provision if the failure is due to reasonable cause and not willful neglect and we pay a penalty of $50,000 with respect to such failure.

If we fail to qualify for taxation as a REIT in any taxable year and no relief provisions apply, we generally will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In such event, to the extent of our current or accumulated earnings and profits, all distributions to our stockholders will be taxable as dividend income. Subject to certain limitations in the Code, corporate stockholders may be eligible for the dividends received deduction, and individual, trust and estate stockholders may be eligible to treat the dividends received from us as qualified dividend income taxable as net capital gains. Unless entitled to relief under specific statutory provisions, we also will be ineligible to elect to be taxed as a REIT again prior to the fifth taxable year following the first year in which we failed to qualify as a REIT under the Code.

Our qualification as a REIT for U.S. federal income tax purposes will depend on our continuing to meet the various requirements summarized above governing the ownership of our outstanding stock, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders. Although we intend to operate in a manner that will enable us to comply with such requirements, there can be no certainty that such intention will be realized. In addition, because the relevant laws may change, compliance with one or more of the REIT requirements may become impossible or impracticable for us.

Prohibited Transaction Tax

Any gain realized by us on the sale of any property held (other than foreclosure property) as inventory or other property held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our subsidiary partnerships and taking into account any related foreign currency gains or losses, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends upon all the facts and circumstances with respect to the particular transaction. However, the Code provides a “safe harbor” pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transaction income.

We generally intend to hold properties for investment, but we may make sales of properties consistent with our strategic objectives. In the future, we may make sales at a gain that do not satisfy the safe harbor requirements described above. There can be no assurance that the IRS will not contend that one or more of these sales are subject to the 100% penalty tax. The 100% tax will not apply to gains from the sale of property realized through a TRS or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from certain of our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Qualified REIT Subsidiaries and Disregarded Entities

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary” (“QRS”), or if a REIT owns 100% of the membership interests in a domestic limited liability company or other domestic unincorporated entity that does not elect to be treated as a corporation for U.S. federal income tax purposes, the separate existence of the QRS, limited liability company or other unincorporated entity generally will be disregarded for U.S. federal income tax purposes. Generally, a QRS is a corporation, other than a TRS, all of the stock of which is owned by a REIT. A limited liability company or other unincorporated entity 100% owned by a single member that does not elect to be treated as a corporation for U.S. federal income tax purposes (or, in the case of certain foreign entities, such an entity that affirmatively elects not to be treated as a corporation) generally is disregarded as an entity separate from its owner for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of the QRS or disregarded entity will be treated as assets, liabilities, and items of income, deduction, and credit of its owner. To the extent we own a QRS or a disregarded entity, neither will be subject to U.S. federal corporate income taxation, although such entities may be subject to state and local taxation in some states or foreign taxes if they do business or own property outside the United States.

Taxation of Subsidiary Partnerships

We hold investments through entities that are classified as partnerships for U.S. federal income tax purposes, including our operating partnership. Under the Code, a partnership is not subject to U.S. federal income tax, but is required to file a partnership tax return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items and is required to take such items into account in determining the partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale of such partner’s interest in the partnership.

A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and, for purposes of the REIT income and asset tests, will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs. Our proportionate share of the assets and items of income of our operating partnership and any subsidiary partnership, including such partnership’s share of the assets and liabilities and items of income with respect to any partnership or disregarded entity in which it holds an interest, will be treated as our assets and liabilities and items of income for purposes of applying the REIT asset and income tests. We control, and intend to continue to control, our operating partnership and intend to operate it consistently with the requirements for our qualification as a REIT.

The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to the holders of operating partnership units in proportion to the overall interests of each such holder, as defined in the partnership agreement. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value, or book value, of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners. To the extent that any of our subsidiary partnerships, including our operating partnership, acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Any gain realized by the operating partnership on the sale of property held by it for more than one year generally will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

The discussion above assumes that our operating partnership and any subsidiary partnerships will be treated as a “partnership” for U.S. federal income tax purposes. Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. Pursuant to Section 7704 of the Code, a partnership that does not elect to be treated as a corporation nevertheless will be treated as a corporation for U.S. federal income tax purposes if it is a “publicly traded partnership” and it does not derive at least 90% of its gross income from certain specified sources of “qualifying income” within the meaning of that provision. A “publicly traded partnership” is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a “secondary market or the substantial equivalent thereof.” Operating partnership units will not be traded on an established securities market, and we intend to operate so that our operating partnership is not treated as a corporation under the publicly traded partnership rules. Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership. For example, interests in a partnership are not readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the taxable year of the partnership (determined, in certain cases, by counting indirect partners who held their partnership interest through certain flow through entities). If any subsidiary partnership were a publicly traded partnership, it would be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Code. Qualifying income includes real property rents and other types of passive income, and is very similar to the types of income that we must generate in order to satisfy the REIT income tests discussed above. We intend to operate so that our operating partnership and any subsidiary partnerships will satisfy at least one of the above-mentioned safe harbors, and/or comply with the qualifying income exception, so as to avoid being taxed as a corporation under these rules. However, treatment of the operating partnership or other subsidiary partnership as a corporation could prevent us from qualifying as a REIT.

Investments in Certain Debt Instruments

We have acquired and may continue to acquire mortgage loans, and may acquire other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, the IRS has indicated in published guidance that we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification of the loan will substantially reduce a significant risk of default on such loan, and any such modification will not be treated as a prohibited transaction. Even if a loan is not secured by real property, or is under-secured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes (such fair market value is referred to as the “loan value” of the real property), then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the loan and the greater of the current value of the real property securing the loan, or the loan value of the real property securing the loan.

The application of the REIT provisions of the Code to certain mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property rather than by a direct mortgage of the real property, is not entirely clear. A safe harbor in Revenue Procedure 2003-65 provides that if a mezzanine loan meets certain requirements then it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. However, to the extent that mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT qualification if we acquired them. As such, the REIT provisions of the Code may limit our ability to acquire mortgage, mezzanine or other loans that we might otherwise desire to acquire.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount” if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any original issue discount or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Investments in TRSs

We own a subsidiary that has elected to be treated as a TRS for U.S. federal income tax purposes, and may in the future own interests in additional TRSs. A TRS is a corporation in which we directly or indirectly own stock and that jointly elects with us to be treated as a TRS. In addition, if any TRS in which we hold an interest owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a TRS. A TRS is generally subject to U.S. federal and, possibly, state, local and foreign taxes. The taxes owed by a TRS could be substantial. To the extent that any TRS in which we hold an interest is required to pay U.S. federal, state, local, or foreign taxes, the cash available for distribution by us will be reduced accordingly.

A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our qualification as a REIT. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a health care or lodging facility or, generally, provides rights to any brand name under which any health care or lodging facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a health care facility or a lodging facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified health care property or qualified lodging facility if it employs individuals working at such property or facility located outside of the United States, but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified health care property or qualified lodging facility, any independent contractor (as defined in section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified health care property or qualified lodging facility, such contractor (or any related person) is actively engaged in the trade or business of operating qualified health care properties or qualified lodging facilities, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. Certain payments made by any TRS to us may not be deductible by the TRS (which could materially increase the TRS’s taxable income). In addition, we will be subject to a 100% tax on the amounts of any rents from real property, deductions, or excess interest received from a TRS that would be reduced through reapportionment under the Code in order to more clearly reflect the income of the TRS.

Taxation of U.S. Stockholders

The term “U.S. stockholder” means a beneficial owner of the Class A common stock that, for U.S. federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation that is created or organized in or under the laws of the United States, any of its states or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code, such as (i) insurance companies; (ii) tax-exempt organizations (except to the limited extent discussed below); (iii) financial institutions or broker-dealers; (iv) non-U.S. individuals and foreign corporations (except to the limited extent discussed below); (v) U.S. expatriates; (vi) persons who have elected to use a mark-to-market method of accounting; (vii) subchapter S corporations; (viii) U.S. stockholders whose functional currency is not the U.S. dollar; (ix) regulated investment companies; (x) holders who receive our stock through the exercise of employee stock options or otherwise as compensation; (xi) persons holding shares of our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; (xii) persons subject to the alternative minimum tax provisions of the Code; (xiii) persons holding our stock through a partnership or similar pass-through entity; and (xiv) persons holding a 10% or more (by vote or value) beneficial interest in our stock. If a partnership, including any entity treated as a partnership for U.S. federal income tax purposes, holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our stock, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of shares of our stock by the partnership. This summary assumes that stockholders hold our stock as capital assets for U.S. federal income tax purposes, which generally means property held for investment.

Distributions

Distributions by us, other than capital gain dividends, will constitute ordinary dividends to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, these dividends will be taxable as ordinary income and will not be eligible for the dividends-received deduction for corporate stockholders. Our ordinary dividends generally will not qualify as “qualified dividend income” currently taxed as net capital gain for U.S. stockholders that are individuals, trusts, or estates. However, provided we properly designate the distributions, distributions to U.S. stockholders that are individuals, trusts, or estates generally will constitute qualified dividend income taxed as net capital gains to the extent the U.S. stockholder satisfies certain holding period requirements and to the extent the dividends are attributable to (i) qualified dividend income we receive from other corporations during the taxable year, including from any TRS in which we hold an interest, and (ii) our undistributed earnings or built-in gains taxed at the corporate level during the immediately preceding year. We do not anticipate distributing a significant amount of qualified dividend income.

The discussion in this section applies equally to certain distributions payable in cash and taxable stock distributions. Taxable U.S. stockholders receiving taxable stock dividends will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of the REIT’s current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits (a “return of capital distribution”), the distribution will be treated first as a tax-free return of capital, reducing the tax basis in a U.S. stockholder’s stock. To the extent a return of capital distribution exceeds a U.S. stockholder’s tax basis in its stock, the distribution will be taxable as capital gain realized from the sale of such stock.

Dividends declared by us in October, November or December and payable to a stockholder of record on a specified date in any such month shall be treated both as paid by us and as received by the stockholder on December 31 of the year, provided that the dividend is actually paid by us during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution up to the amount required to be distributed in order to avoid imposition of the 4% excise tax generally applicable to REITs if certain distribution requirements are not met. Moreover, any deficiency dividend will be treated as an ordinary or a capital gain dividend, as the case may be, regardless of our earnings and profits at the time the distribution is actually made. As a result, stockholders may be required to treat certain distributions as taxable dividends that would otherwise result in a tax-free return of capital.

Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. In addition, U.S. stockholders may be required to treat a portion of any capital gain dividend as “unrecaptured Section 1250 gain,” taxable at a maximum rate of 25%, if we incur such gain. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

The REIT provisions of the Code do not require us to distribute our long-term capital gain, and we may elect to retain and pay income tax on our net long-term capital gains received during the taxable year. If we so elect for a taxable year, our stockholders would include in income as long-term capital gains their proportionate share of designated retained net long-term capital gains for the taxable year. A U.S. stockholder would be deemed to have paid its share of the tax paid by us on such undistributed capital gains, which would be credited or refunded to the stockholder. The U.S. stockholder’s basis in its stock would be increased by the amount of undistributed long-term capital gains (less the capital gains tax paid by us) included in the U.S. stockholder’s long-term capital gains.

Passive Activity Loss and Investment Interest Limitations; No Pass Through of Losses

Our distributions and gain from the disposition of our stock will not be treated as passive activity income and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. stockholders, our distributions (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our stock (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. stockholder elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. stockholders may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sale or Disposition of Stock

In general, any gain or loss realized upon a taxable disposition of shares of our stock by a stockholder will be a long-term capital gain or loss if the stock has been held for more than one year and otherwise will be a short-term capital gain or loss. However, any loss upon a sale or exchange of the stock by a stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of our distributions or undistributed capital gains required to be treated by such stockholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of shares of our stock may be disallowed if the taxpayer purchases other shares of the common stock within 30 days before or after the disposition.

Medicare Tax on Unearned Income

Certain U.S. stockholders that are individuals, estates or trusts will be required to pay an additional 3.8% tax (the “Medicare Tax”) on, among other things, certain dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of the Medicare Tax on their ownership and disposition of our stock.

Taxation of U.S. Tax-Exempt Stockholders

In General

In general, a tax-exempt organization is exempt from U.S. federal income tax on its income, except to the extent of its “unrelated business taxable income” (“UBTI”), which is defined by the Code as the gross income derived from any trade or business which is regularly carried on by a tax-exempt entity and unrelated to its exempt purposes, less any directly connected deductions and subject to certain modifications. For this purpose, the Code generally excludes from UBTI any gain or loss from the sale or other disposition of property (other than stock in trade or property held primarily for sale in the ordinary course of a trade or business), dividends, interest, rents from real property, and certain other items. However, a portion of any such gains, dividends, interest, rents, and other items generally is UBTI to the extent derived from debt-financed property, based on the amount of “acquisition indebtedness” with respect to such debt-financed property. Before making an investment in shares of our stock, a tax-exempt stockholder should consult its tax advisors with regard to UBTI and the suitability of the investment in our stock.

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder or gains from the disposition of our stock held as capital assets generally will not constitute UBTI unless the exempt organization’s stock is debt-financed property (e.g., the stockholder has incurred “acquisition indebtedness” with respect to such stock). However, if we are a “pension-held REIT,” this general rule may not apply to distributions to certain pension trusts that are qualified trusts (as defined above in “—Qualification as a REIT—Ownership Tests” ) and that hold more than 10% (by value) of our stock. We will be treated as a “pension-held REIT” if (i) treating qualified trusts as individuals would cause us to fail the 5/50 Test (as defined above) and (ii) we are

“predominantly held” by qualified trusts. We will be “predominantly held” by qualified trusts if either (i) a single qualified trust holds more than 25% by value of our stock or (ii) one or more qualified trusts, each owning more than 10% by value of our stock, hold in the aggregate more than 50% by value of our stock. In the event we are a pension-held REIT, the percentage of any dividend received from us treated as UBTI would be equal to the ratio of (a) the gross UBTI (less certain associated expenses) earned by us (treating us as if we were a qualified trust and, therefore, subject to tax on UBTI) to (b) our total gross income (less certain associated expenses). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year; in that case, no dividends are treated as UBTI. We cannot assure you that we will not be treated as a pension-held REIT.

Special Issues

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI. Prospective tax-exempt stockholders are urged to consult their tax advisors regarding the implications of these rules with respect to their investment in our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. beneficial owners of the Class A common stock, such as nonresident alien individuals, foreign corporations, and foreign trusts and estates (“non-U.S. stockholders”), are complex. This section is only a partial discussion of such rules. This discussion does not attempt to address the considerations that may be relevant for non-U.S. stockholders that are partnerships or other pass-through entities, that hold their stock through intermediate entities or that are subject to special rules (such as sovereigns).

Prospective non-U.S. stockholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of “United States real property interests” (as defined below) and that we do not designate as a capital gain dividend or retained capital gain generally will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates do not apply to dividends from REITs or are available in limited circumstances. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates (in the same manner as U.S. stockholders are taxed on distributions) and also may be subject to a 30% branch profits tax in the case of a corporate non-U.S. stockholder (subject to reduction under an applicable income tax treaty). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder (including any portion of any dividend that is payable in our stock) that is neither a capital gain dividend nor a distribution that is attributable to gain from the sale or exchange of “United States real property interests” unless either (i) a lower treaty rate or special provision of the Code applies and the non-U.S. stockholder files with us any required IRS Form W-8 (for example, an IRS Form W-8BEN) evidencing eligibility for that reduced rate or (ii) the non-U.S. stockholder files with us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

A non-U.S. stockholder generally will not incur tax on a return of capital distribution in excess of our current and accumulated earnings and profits that is not attributable to the gain from our disposition of a “United

States real property interest” if the excess portion of the distribution does not exceed the adjusted basis of the non-U.S. stockholder’s stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the stock. However, a non-U.S. stockholder will be subject to tax on such a distribution that exceeds both our current and accumulated earnings and profits and the non-U.S. stockholder’s adjusted basis in the stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may file a U.S. federal income tax return and obtain a refund from the IRS of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution that is neither attributable to the gain from our disposition of a “United States real property interest” nor designated by us as a capital gain dividend, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

Subject to the exception discussed below for 5% or smaller holders of regularly traded classes of stock, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of “United States real property interests” under the Foreign Investors in Real Property Tax Act of 1980 (“FIRPTA”), regardless of whether we designate such distributions as capital gain distributions. The term “United States real property interests” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets, generally, consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We generally must withhold 35% of any distribution subject to these rules (“35% FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

A non-U.S. stockholder that owns no more than 5% of our Class A common stock at all times during the one-year period ending on the date of a distribution will not be subject to FIRPTA, branch profits tax or 35% FIRPTA Withholding with respect to a distribution on stock that is attributable to gain from our sale or exchange of United States real property interests, provided that our Class A common stock continues to be regularly traded on an established securities market in the United States. Instead, any such distributions made to such non-U.S. stockholder will be subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each distribution (unless reduced by treaty).

Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	such distribution is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. stockholders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax; or

•

the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain.

It is not entirely clear to what extent we are required to withhold on distributions to non-U.S. stockholders that are not treated as ordinary income and are not attributable to the disposition of a United States real property interest. Unless the law is clarified to the contrary, we will generally withhold and remit to the IRS 35% of any distribution to a non-U.S. stockholder that is designated as a capital gain dividend (or, if greater, 35% of a distribution that could have been designated as a capital gain dividend). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

It is also not entirely clear whether distributions that are (i) otherwise treated as capital gain dividends, (ii) not attributable to the disposition of a United States real property interest, and (iii) paid to non-U.S. stockholders who own 5% or less of the value of our Class A common stock at all times during the one-year period ending on the date of the distribution, will be treated as (a) long-term capital gain to such non-U.S. stockholders or as (b) ordinary dividends taxable in the manner described above. If we were to pay a capital gain dividend described in the prior sentence, non-U.S. stockholders should consult their tax advisors regarding the taxation of such distribution in their particular circumstances.

Dispositions

If gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders with respect to that gain, subject to applicable alternative minimum tax, and a special alternative minimum tax in the case of nonresident alien individuals. A non-U.S. stockholder generally will not incur tax under FIRPTA on a sale or other disposition of our stock if we are a “domestically controlled qualified investment entity,” which requires that, during the shorter of the period since our formation and the five-year period ending on the date of the distribution or disposition, non-U.S. stockholders hold, directly or indirectly, less than 50% in value of our stock and we are qualified as a REIT. We cannot assure you that we are or will be a domestically controlled qualified investment entity. However, the gain from a sale of our Class A common stock by a non-U.S. stockholder will not be subject to tax under FIRPTA if (i) our Class A common stock is considered regularly traded under applicable Treasury Regulations on an established securities market, such as the New York Stock Exchange, and (ii) the non-U.S. stockholder owned, actually or constructively, 5% or less of our Class A common stock at all times during a specified testing period. Accordingly, provided that our Class A common stock is, and continues to be, regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our Class A common stock unless it owns or has owned during such period, actually or constructively, more than 5% of our Class A common stock.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (i) disposes of an interest in our stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 5% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. stockholder generally will incur tax on gain (even if not subject to FIRPTA) if (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business and, if so required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the

United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will generally incur a 30% tax on his or her net U.S. source capital gains.

Purchasers of our stock from a non-U.S. stockholder generally will be required to withhold and remit to the IRS 10% of the purchase price unless at the time of purchase (i) any class of our stock is regularly traded on an established securities market in the United States (subject to certain limits if the shares sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. stockholder may receive a credit against its tax liability for the amount withheld.

Information Reporting Requirements and Backup Withholding Tax

The amount of distributions paid during each calendar year, and the amount of tax withheld, if any, will be reported to our U.S. stockholders and to the IRS. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding (currently at 28%) with respect to distributions paid, unless such stockholder (i) is a corporation or other exempt entity and, when required, proves its status or (ii) certifies under penalties of perjury that the taxpayer identification number the stockholder has furnished to us is correct and the stockholder is not subject to backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS.

The amount of dividends paid and the tax withheld with respect to such dividends, regardless of whether withholding was required, will be reported to our non-U.S. stockholders and to the IRS. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

U.S. Stockholders

Pursuant to legislation known as the Foreign Account Tax Compliance Act (“FATCA”), a U.S. withholding tax will be imposed at a rate of 30% on dividends paid on our Class A common stock received by U.S. stockholders who own their Class A common stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for payments after December 31, 2016, on proceeds from the sale of our Class A common stock received by U.S. stockholders who own their Class A common stock through foreign accounts or foreign intermediaries. Accordingly, the status of the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. We will not pay any additional amounts in respect of any amounts withheld.

Non-U.S. Stockholders

Pursuant to FATCA, a U.S. withholding tax will be imposed at a rate of 30% on dividends paid on our Class A common stock received by or through certain foreign financial institutions that fail to meet certain disclosure requirements related to U.S. persons that either have accounts with such institutions or own equity interests in such institutions. Similarly, dividends in respect of our Class A common stock held by a stockholder that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30% unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding its “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. In addition, in the cases described above, 30% withholding will also apply to gross proceeds from the disposition of our Class A common stock occurring after December 31, 2016. We will not pay any additional amounts in respect of any amounts withheld.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our security holders may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our securities.

State, Local and Foreign Tax

We may be subject to state, local and foreign tax in states, localities and foreign countries in which we do business or own property. The tax treatment applicable to us and our security holders in such jurisdictions may differ from the U.S. federal income tax treatment described above.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements from time to time in one or more transactions:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

Our securities may be offered and sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

Any of the prices at which we sell securities may be at a discount to market prices. Broker-dealers may also receive from us, as applicable, or the purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed; and

•	the net proceeds we will receive from such sale.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The applicable prospectus supplement will name any underwriter involved in a sale of securities. Such securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We also may, from time to time, authorize dealers or agents to offer and sell these securities, upon such terms and conditions as may be set forth in the applicable prospectus supplement, if applicable. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus forms a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of our securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may also sell securities in one or more of the following transactions:

•	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

Any dealers or agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and in such event, any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the

Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make.

Stabilization

In connection with any offering of the securities hereby, certain underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and the accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Remarketing Arrangements

Offered securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. We will identify any remarketing firm and describe the terms of its agreements, if any, with us and its compensation in the applicable prospectus supplement.

Delayed Delivery Contracts

If indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by institutions to purchase securities covered by this prospectus from us at the public offering price set forth in the relevant prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the relevant prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except (i) the purchase by an institution of the securities covered by its delayed delivery contracts may not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the institution is subject, and (ii) if the securities are being sold to underwriters, we will be required to have sold to such underwriters the total principal amount of the securities less the principal amount thereof covered by delayed delivery contracts. The underwriters and any other agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. Unless we specify otherwise in the related prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than shares of the Class A common stock, which are listed on the NYSE. It is possible that one or more underwriters may make a market in our securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for our securities.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by O’Melveny & Myers LLP, and Venable LLP as to matters of Maryland law. Certain legal matters relating to our classification as a REIT for federal income tax purposes will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America, Inc.’s Annual Report on Form 10-K and the effectiveness of Healthcare Trust of America, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Healthcare Trust of America Holdings, LP’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

5,200,000 shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities

J.P. Morgan

April 5, 2016